UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 8, 2013

ECOTALITY, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-50983	68-0515422
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Montgomery Street, Suite 2525
San Francisco, CA	94104
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 992-3000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Since the Company’s capital raise described in the Current Report on Form 8-K filed on June 20, 2013, the Company has experienced certain material adverse developments that in the aggregate significantly impact its ability to meet its ongoing obligations and to fund anticipated operating losses. These developments include but are not limited to:

(i) The Company’s failure to attain sales volumes of its commercial Electric Vehicle Service Equipment (“EVSE”) sufficient to support the Company’s operations in the second half of 2013. As cash flows from the EV Project declined, it was essential that the Company transition from subsidized installations of EVSEs under the EV Project to regular commercial sales and installations. To this end, the Company reorganized its sales organization to support such efforts. In addition to selling its products directly through its sales force, the Company formed commercial relationships with independent dealers for the purpose of distribution of its EVSEs and related products in the first half of 2013 with the expectation of selling substantial volumes of EVSE products in the second half of 2013. At this time, neither the Company’s direct sales force nor the independent dealers have generated sales volumes of its commercial EVSE products sufficient, in combination with other sources of revenue, to support the Company’s operations in the second half of 2013.

(ii) The Company’s inability to release a scheduled new product offering in its Minit Charger industrial line. Our industrial product line expansion with the Minit Charger 12 product, which was scheduled to launch later this year, was critical to our growth. However, because the Minit Charger 12 product exhibited unacceptable performance shortfalls during prototype verification testing, such product will not be introduced in 2013. Accordingly, there will be no revenues from the product in 2013.

(iii) The Company has been unable to obtain additional financing. As previously disclosed, net working capital is an important measure of our ability to finance our operations. As we focused on our business plan for strong growth of our commercial businesses we were cognizant that fully executing on our plan would require us to raise additional capital to supplement our cash flows from operations. Management actively pursued a number of options to secure additional capital. However, the Company learned on August 8, 2013 that financing that was being pursued from an existing investor would not be forthcoming. The Company continues its efforts to obtain additional capital but there can be no assurances that such financing will occur on reasonable terms, or at all. Even if we are able to obtain additional financing, we cannot assure you that such financing will be in an amount sufficient to meet the Company’s short or long term capital needs.

(iv) The Company has been notified by the U.S. Department of Energy (“DOE”) that the DOE is suspending payments to the Company in connection with the EV Project. In an abundance of caution on August 8, 2013, the Company notified the DOE that, even though the Company continues to aggressively pursue certain options for additional financing and is exploring other alternatives, in the event additional financing is not obtained, the Company may not be able to fulfill its operational obligations, including under the EV Project.   In response, the DOE sent a letter to the Company stating that it is suspending all payments under the EV Project while it investigates the situation and determines whether the award should continue. This suspension has had a significant impact on receivables that were anticipated to be collected from the DOE, in addition to remaining amounts anticipated to be invoiced and collected under the EV Project.

(v) In the August 8, 2013 letter, the DOE also notified the Company that the Company is not authorized to incur any new cost or obligation under the award and that the DOE would not reimburse the Company for such costs during the suspension. Further, the DOE instructed the Company to provide notices to its vendors and subcontractors of the suspension.

In addition to the foregoing, the Company also incurred significant expenses and liquidated damages in connection with the previously disclosed Department of Labor (“DOL”) investigation of the Company under the Fair Labor Standards Act and the Davis-Bacon Act. The Company has agreed to pay certain employees and contractors identified by the Company and the DOL back wages and liquidated damages in an aggregate total amount of approximately $855,000 in consideration for a release of the Company by such employees and contractors of any and all liability with respect to any wage related matters. Accordingly, the Company revised its March 31, 2013 accrual of $597,000 to reflect the approximately $855,000 expected to be paid, in addition to approximately $89,000 in estimated payroll taxes, for a total accrual of $943,000 as of June 30, 2013, resulting in an additional approximately $346,000 charge to general and administrative expenses in the second quarter of 2013.

Further, the Company is facing some uncertainty regarding the resolution of a phenomenon occurring in some of the Company’s previously installed EVSEs which causes overheating, and in certain rare cases melting, of the connector plug that connects the EVSE to the electric vehicle when charging. The Company, along with certain automotive original equipment manufacturers (“OEMs”) and equipment suppliers, has been actively evaluating the issue in an attempt to determine the cause and to address the problem. Even though a root cause for the observed phenomenon is yet to be definitively verified, in the interim, on August 9, 2013, the Company commenced the reduction of the maximum power delivered by certain of the EVSEs, which reduction has been shown in limited laboratory test to reduce the temperature rise in the connector plug to acceptable levels. The Company continues to discuss with the parts supplier of the connector plug a plan of action which would require the parts supplier to pay to replace either all the connector plugs in its existing EVSE units or those connector plugs identified to be problematic. At this time, the Company cannot assure you that negotiations will result in the parts supplier agreeing to incur the cost of such remediation. Accordingly, the Company may have to incur such costs and expenses in the future. In addition, some OEMs have notified the Company that they are considering communicating to their customers and other parties to advise them not to use the Company’s EVSEs because of the connector plug issue if the Company does not replace all connector plugs on its approximately 12,000 existing EVSEs in the market. The Company believes such a communication may have a material adverse impact on the near term cash flow and prospects of the Company.

Although the Company is currently exploring options for a restructuring or sale of the entire business and/or assets of the Company, the Company may need to file a petition commencing a case under the United States Bankruptcy Code as part of any such process or otherwise in the very near future.

In connection with the events disclosed above, the Company’s Board of Directors (the “Board”) has retained FTI Consulting (“FTI”), as a restructuring advisor, reporting directly to the Board. FTI’s primary responsibilities will be to (i) evaluate capital structure alternatives and identify additional sources of financing, (ii) execute profitability improvement alternatives, (iii) undertake cost cutting measures, (iv) develop and execute plans to improve liquidity against existing assets, (v) identify ongoing personnel requirements and appropriate retention or incentive plans, and (vi) facilitate the possible sale of the Company or its assets. FTI’s engagement agreement is yet to be finalized.

FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The statements contained in all parts of this Current Report that are not historical facts are, or may be deemed to be, forward-looking statements. These forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Our forward-looking statements are based on the beliefs and assumptions of our management relying on currently available information and are not guarantees of future performance.

When used in this Current Report, the words “anticipate”, ”estimate”, ”expect”, “may”, ”plan”, ”project”, ”believe”, and similar expressions are intended to be among the statements that identify forward-looking statements. Our results may differ significantly from the results discussed in the forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, assumptions, and other factors that are difficult to predict and that that may cause our actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by these statements. These factors include the matters discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and include, among other things, the risk that efforts at restructuring (and related measures), or sale of the entire business and/or assets of the Company will not be successful. You should carefully consider the risks and uncertainties described under this section. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those projected. The forward-looking statements in this document are made as of the date on which they are made and we do not undertake any obligation to update or revise any forward-looking statements for any reason, except as required by law.

In this Current Report we use the terms the “Company”, “we”, “us”, and “our” to refer to ECOtality Inc. and its consolidated subsidiaries.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOTALITY, INC.

(Registrant)

Signature	Title	Date

/s/ H. Ravi Brar	Chief Executive Officer	August 12, 2013
H. Ravi Brar

/s/ Susie Herrmann	Chief Financial Officer	August 12, 2013
Susie Herrmann